Exhibit 21.01

                            SCHEDULE OF SUBSIDIARIES


                                                         State of Incorporation/
          Name                                                Organization
          ----                                           -----------------------
Emergency Power Systems, L.L.C.                                  Nevada

Mid-Power Energy Trading, L.L.C.                                 Nevada

Mid-Power Resource Corporation                                   Nevada

S-C Engines, LLC                                                 Nevada
(50% owned by Mid-Power Service Corporation)

Sunray Petroleum, Inc. (formerly MaxCo Oil Co., Inc.)            Nevada

Wind Associates, Inc.                                         North Dakota